AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

June 22, 2007

                      Registration No.

        U.S. Securities and Exchange Commission Washington, D.C. 20549

                                   FORM SB-2 /A

                                Amendment Number 12

                           Commission File number: 333-120486

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EMPIRICAL VENTURES,INC.

               (Name of small business issuer in its charter)

      NEVADA                         7380            27-0143340

(State or other jurisdiction of  (Primary Standard  (I.R.S. Employer

incorporation or organization)        Industrial       Identification

                                 Classification Code        No)

                                       Number)

                        2775 Fir Street, Suite 3E

                        Vancouver BC, Canada, V6J3C2

                        604-727-4679

       (Address and telephone number of principal executive offices)

                       Copies of Communications to:

                       Joseph I. Emas, Attorney at Law

                       1224 Washington Avenue

                       Miami Beach, Florida 33139

                       Telephone: 305-531-1174

                       Fax: 305-531-1274

                 ------------------------------------------

                       Nevada Agency & Trust Company

                       50 West Liberty Street, Suite 880

                       Reno, Nevada, 89501

                       (775) 322-0626

      (Name, address and telephone number of agent for service)

                   ___________________________

     Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of this Registration

     Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          |__|____________

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box.

                                                       |__|____________

                       CALCULATION OF REGISTRATION FEE

Title of each                   Proposed        Proposed

class of                        maximum         maximum

securities        Amount to be  offering price  aggregate    Amount of

    to be registered  registered    per unit (1)    price (2)    registration fee(2)

Common Stock      4,519,996      $0.015           $67,800      $8.34

(1) Based on last sales price on November 10, 2004 and the anticipated price selling security holders will offer and sell their shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457(Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold May be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as May be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the

Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated June 22, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

EMPIRICAL VENTURES INC.

(A Development Stage Company)

2775 Fir Street, Suite 3E

Vancouver BC, Canada, V6J3C2

604-727-4679

4,519,996 SHARES OF COMMON STOCK

   ----------------

This prospectus covers the 4,519,996 shares of common stock of

Empirical Ventures Inc. being offered by certain selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares.  The selling security holders will offer and sell the shares of common stock at $.015 per share, the price paid by the shareholders to the Company in private transactions or until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted.

The purchase of the securities offered through this prospectus involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See section entitled "Risk Factors" on pages 4 - 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------

The Date of this Prospectus is: June 22, 2007

TABLE OF CONTENTS

PART I PROSPECTUS

Dependant on one program……………………………………………………………………………………………………………………..8

Program Errors and Defects............................................8

Rapid Technology Change...............................................8

Lack of Management Experience……………………………………………………………………………………………………………9

Management Control....................................................9

Suspension of Reports                                                 9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS………………………………………………………34

FINANCIAL STATEMENTS...........................................F-1-F-20

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section.

Empirical Ventures, Inc.

Empirical Ventures Inc. is a corporation formed under

the laws of the State of Nevada, whose principal executive offices are located at 2775 Fir Street, Suite 3E Vancouver BC, Canada. Our telephone number is 604-727-4679.

Our Business and Business Strategy

Empirical owns the Darrwin Software Program, which provides reservation and support services to the hospitality and tourism industries via the internet.  We intend to become an Application Service Provider, hosting the program on our servers, and providing access and data storage from our facilities to hotels and motels, as well as civic and regional tourism bureaus in the U.S. and Canada. At the time of the acquisition our program was operational on Windows NT and Windows 2000 and capable of a full array of tourism based services, including reservation services and lodges and ticketing local sporting events and activities.

Our business plan is to further develop, market and commercialize this software. We plan to market our software as a service to hotel and motel chains and civic and regional tourism bureaus.  We are a development stage company, have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date.

We expect to spend at least $18,000 on development of our website and further enhancements to our software, and substantially more will be spent on these developments as funding becomes available. To d ate we have spent a total of $10,510 on software development, $1950 website development and other related costs. We anticipate spending approximately $235,000 in the next five months for similar purposes that are contingent on the receipt of additional funding.

Our current offering costs are estimated at $27,008.00 of which we have spent approximately $24,000.  Over the next year we anticipate spending an additional $5,000 on legal fees, $5,000 on Blue Sky fees, $3,000 per quarter for accounting and $1,000 on transfer agent fees. We currently have $16,679 on hand and are paying the costs of this offering and other expenses from funds raised from May 2004 through November 2004, and additional amounts loaned from an officer and director of the Company.

Our auditors have included in their report covering our financial statements for the period from incorporation to June 30, 2006, that there is substantial doubt about our ability to continue as a going concern.

Our plan is to earn revenue from the sale of our software product.

We acquired the prior development and prototype software of

the of the Darrwin Software Program on May 18, 2004, through our wholly owned subsidiary Empirical Ventures, Ltd. a British Columbia company,  from 3493734 Manitoba a company managed by Larry Cherrett of Winnipeg Manitoba Canada.

The software was developed between 1996 and 2001 by World Star Holdings of Dryden Ontario, Canada; 3493734 Manitoba acquired the software in satisfaction of a debt. There is no relationship between the Company or the Company’s Management with Larry Cherrett, 3493734 Manitoba Ltd. or World Star Holdings or Starcom Technologies.

Our development plan calls for completion of a marketing website and a test website. On October 3, 2006 Starcom Technologies commenced work to upgrade the Darrwin System for multiple simultaneous client/user access; that work is ongoing. On October 16, 2006, we started construction of our marketing website and was launched online during May 2007. Funding for these developments has come from a loan through our President Derek Ward.

To complete our plan we will need to hire additional staff and consultants and invest in additional computers and servers, and we currently lack the necessary funding to do either.

Summary Financial Information We incurred a loss in the amount $68,088 of for the period from incorporation to March 31, 2007. At March 31, 2007 our working capital was $(14,052) and have $16,672 cash on hand as of June 22, 2007.

Securities Being Offered        4,519,996 shares of common stock.

Securities Issued

And to be Issued                 9,586,662 shares of common stock are

                                 issued and outstanding as of the date

                                 of this prospectus. We are paying the

                                 costs of this offering. All of the

                                 common stock to be sold under this

                                 prospectus will be sold by existing

                                 stockholders.

Use of Proceeds                  We will not receive any proceeds from

                                 the sale of the common stock by the

                                 selling stockholders.

                          RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below. If any of the following actually occurs, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and investors may lose all or part of their investments. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on April 14, 2004, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We need additional financing and there is no assurance it can be obtained, which will likely prevent us from ever becoming

profitable.

We currently have insufficient capital to fully implement our business plan.  We cannot assure you that we will be able to raise capital or develop sufficient revenues. Currently we have no financing arrangements in place and our President, Derek Ward, has agreed to support a minimum budget for the next 12 months. Although Mr. Ward has agreed to provide such funding, he has no legal obligation, apart from his fiduciary duty to the shareholders and reliance on his verbal agreement, to provide the funding.  If Mr. Ward does not provide the funding, absent from obtaining financing or additional capital, it is doubtful that we will be able to continue operations, which means that you will not be able to recover your investment in our shares of common stock and our business may fail.

Our President has Verbally Agreed to Support a Minimum Budget, this Verbal Agreement may be Unenforceable

Our President, Derek Ward, has committed to support a minimum budget for the 12 months that commenced October 1, 2006, of at least $18,000. Although Mr. Ward has agreed to provide such funding, he has no legal obligation, apart from his fiduciary duty to the shareholders and reliance on his oral agreement, to provide the funding. Mr. Ward has supplied us to date with $30,000 to be used for, general corporate purposes and development of our website and to continue upgrades our software product. . The terms of Mr. Ward’s loan to the company, is the amount is due and payable upon receipt of additional funding, in part or in full depending on the amount of funding received, in order not effect the progress of the business and 0% interest will be applied.

Any additional financing may significantly dilute your equity interest in our stock.

We will need to raise additional funds to finance implementation of our business plan.  Given our poor financial condition, the terms upon which capital could be available will likely involve substantial dilution to our stockholders, which could significantly reduce the value of an investment in our shares.

Because there is currently no market for our common stock, and no assurance that a market for our common stock will ever be quoted,

investors may find it extremely difficult to resell their shares and should not expect liquidity.

There is currently no market for our common stock. There is no assurance that a market for our common stock will ever be quoted.

We anticipate one or more NASD-registered broker-dealers will submit an application to qualify our common stock to trade by means of the OTC

Bulletin Board upon the effectiveness of this registration

statement of which this prospectus forms part.  We cannot assure you that our common stock will be traded on the OTC Bulletin Board or,

if traded, that a market will materialize.  In the absence of a public market for our common stock, an investment in our shares would be illiquid, and investors would be reliant on private sales, dividends or liquidation or sale of the Company to obtain a return.  Even if a public market is established, it is unlikely a liquid market will develop. Investors seeking liquidity in a security should not purchase our common stock.

Because we have limited operating history, you may find it difficult to evaluate our company.

We are a development-stage company with limited prior business operations that have been mainly focused on organizational activities and development of a business plan.  We have earned no revenues to date. We were incorporated on April 14, 2004. We are presently engaged in development of software as a service to the travel and tourism industries in the U.S. and Canada. Unless we are able to secure adequate funding, we may not be able to successfully continue development and market our products and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date we have accomplished the following:

•Completed organizational activities;

•Developed and implemented our business plan;

•Obtained interim funding;

•Engaged and retained consultants for professional services and software development; and

•Developed an Internet website.

Failure to obtain funding for continued development and marketing would result in us having difficulty growing our revenue or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may lose your entire investment.

Because of our financial condition and because we have not been able to complete our business plan and develop revenues, our financial statements disclose that there is substantial doubt as to our ability to continue as a going concern.

As at March 31, 2007, we had $(14,052)of working capital on hand. For the period from incorporation April 14, 2004 through March 31, 2007 we incurred a deficit of $68,088 and currently have $16,672 on hand as of June 22, 2007.  We expect to lose more money as we spend additional capital to continue development and market our products and services, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in investors losing a portion or all of their investments.

If we are unable to develop our web site and test site or develop a market for our software, our ability to generate revenue would be limited.

 We are developing our marketing and test websites. Our preliminary marketing web site went online in May 2007.  In order to commence sales, we will have to complete these developments. We will also have to complete testing of both sites prior to commencing full commercial operations to ensure they function properly can be marketed to the public.  We have not yet earned any revenues and we will not be able to earn any revenues until these developmental activities are complete.  If we are unable to complete these developments, we will not be able to market our program or earn any revenues.

We must incur $245,000 of additional development upgrades to our software or our business will fail

To date we have spent a total of $10,510 on the additional development of our software. If we are unable to complete further upgrades to our software totaling $234,490, we may face delays in completing our business plan or the possibility of defaulting on our agreement, causing our business to be severely impeded or the complete failure of our business.

We rely on our President who does not devote his full business time to our business.  If our President is not available, we may not be able to implement our business plan and investors may lose their entire investment.

We have only one director and we rely principally on Mr. Derek Ward, our President, for his entrepreneurial skills and experience and to implement our business plan. Mr. Ward lacks accounting experience and does not devote full time and attention to our affairs, which could result in delays in implementing our business plan. Were we to lose Mr. Ward, we would be forced to spend time and money to find a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital, and may not be able to find any suitable replacement. We do not currently carry a key-man life insurance policy on Mr. Ward, which would assist us in recouping our costs in the event of his death or permanent disability.

Moreover, we do not have an employment agreement with Mr. Ward. Accordingly, if he does not continue to manage our affairs, or fails to devote sufficient amounts of his time to our business, we will likely fail and you may lose your entire investment.

We may not be able to generate revenue as we are currently dependent on a single software program.

We rely on the Darrwin Software Program to develop revenues for our company. We do not have an alternate software program or alternatives businesses to generate revenue if the Darrwin Software Program is inoperable or if the prospective market for the Darrwin Software Program does not develop, resulting in our company not having the ability to provide our products and generate revenue.

If our program contains programming errors or defects, it would adversely affect our reputation and cause us to loose customers.

The development of our software program requires that we undertake system integration and computer programming.  There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations.  Our software program may develop system errors or defects or security failures that cause harm to our users’ data. Problems experienced by users and loss of users data and business processes will adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

If we are not able to adapt to rapid technology change and develop new products, we may not be able to attract or retain customers and we will be unable to stay in business.

We will be required to update and refine our software program, web and test sites once we complete development in order to address technological change. The market for software programs such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements.  We may be unable to respond quickly or effectively to these developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments.  If we are unable to update and refine our technology and services once development is complete in response to technological change, then we may not be able to attract or retain customers and we will not be able to stay in business.

Because our sole director and officer lacks experience in operating this type of business, our business may fail.

Due to the fact that our officer and director lacks experience in operating this type of business and has no formal accounting experience or a background in finance, there is a risk that his decisions and choices may not take into account standard technical or managerial approaches software companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm and our business would fail.

Because Derek Ward, our President controls 52.30% of our

outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

Mr. Derek Ward owns 52.30% of the outstanding shares of our common stock.  Accordingly, he will have almost complete control over all corporate transactions and business decisions.  Mr. Ward’s interests may differ from the interests of the other stockholders, and since he has the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada General Corporation Law that anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended,

“ Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer then 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Management intends to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

                       SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this

prospectus. We are paying for the costs of this offering and is estimated at being $27,008 of which we have spent approximately

$24,000 to date.

The shares offered through this prospectus were acquired from us in an offering solely to non-U.S. Persons, for which we claim a transactional registration exemption under Regulation S of the Securities Act of 1933.  Our offering was commenced on May 03, 2004, and completed on November 10, 2004.

Unless otherwise stated below, to our knowledge no selling security holder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or re-capitalizations. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

     The following table provides information regarding the

     beneficial ownership of our common stock held by each of the selling stockholders, including:

     1.  the number of shares owned by each prior to this

         offering;

     2.  the total number of shares that are to be offered

         for each;

     3.  the total number of shares that will be owned  by

         each upon completion of the offering;

     4.  the percentage owned by each; and

     5.  the identity of the beneficial holder of any entity

         that owns the shares.

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- -------------------------------------------------------------------------

Mike Bacchus         66,667     66,667          Nil           Nil

88 Nottingham Harbour

Sherwood Park

Alberta, Canada

Enzo Bruno           93,333     93,333          Nil           Nil

9112- 164 Avenue

Edmonton Alberta

Canada

Adrian Caccia        33,333     33,333          Nil           Nil

10922-126 Street

Edmonton, Alberta

Canada

David Couch         100,000      100,000        Nil           Nil

1218 Potter Greens

Drive, Edmonton

Alberta, Canada

Cindy Couch         100,000      100,000         Nil          Nil

1218 Potter Greens

Drive, Edmonton

Alberta, Canada

Jennifer Couch      100,000      100,000         Nil          Nil

25 Halden Crescent

Spruce Grove

Alberta, Canada

Jeff Couch          100,000      100,000         Nil          Nil

25 Halden Crescent

Spruce Grove

Alberta, Canada

Theodore Degner     200,000      200,000         Nil          Nil

9219 Strathearn

Drive

Edmonton Alberta

Canada

Terry Degner          200,000    200,000         Nil          Nil

11 Hutchinson Place

St. Albert

Alberta Canada

TABLE IS CONTINUED FROM PAGE 11

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ---------------------------------------------------------------------

Lawrence Divorski      66,666      66,666        Nil        Nil

33 Summerton Landing

Sherwood Park

Alberta Canada

Marion Ellis          666,666     666,666       Nil         Nil

PO Box 1026

St. Paul Alberta

Canada

Lora Garneau          200,000    200,000         Nil         Nil

9726-95 Street

Edmonton Alberta

Canada

Barry GreenField       66,667    66,667          Nil         Nil

6588 Barnard Drive,

Suite 50

Richmond BC

Canada

Tim Haas               66,667    66,667          Nil         Nil

13125-110 Avenue

Edmonton Alberta

Canada

Janis James           133,333   133,333       Nil         Nil

2407-49 Street

Edmonton Alberta

Canada

Gerald Johnson        600,000       600,000       Nil         Nil

1875-104 Street

Edmonton Alberta

Canada

Patrick Kennedy       133,334       133,334       Nil         Nil

3500 Gilmore Street

Burnaby BC

Canada

David King            33,333     33,333         Nil        Nil

45 Cimmaron Way

Sherwood Park

Alberta, Canada

 TABLE IS CONTINUED FROM PAGE 12

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ---------------------------------------------------------------------

Connie McDougall      66,667     66,667         Nil        Nil

15811-69 Street

Edmonton Alberta

Canada

Lisa Melville        100,000    100,000         Nil        Nil

3 Landsdowne

Close,

Spruce Grove

Alberta, Canada

Bruce Melville       166,666    166,666        Nil         Nil

3 Landsdowne

Close,

Spruce Grove

Alberta, Canada

Sherilynn Perez      200,000    200,000        Nil         Nil

Parada

9642-95th Street

Edmonton Alberta

Canada

Amanda Pilgaard      133,334    133,334        Nil         Nil

3500 Gilmore Street

Burnaby BC

Canada

Michael Poirier        33,333    33,333        Nil         Nil

3408-136 Avenue

Edmonton Alberta

Canada

Ana Riveros            33,333    33,333        Nil         Nil

7308-140 Ave.

Edmonton, Alberta

Canada

Brendan Sherwin        13,333    13,333        Nil         Nil

627 Wotherspoon Close

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 13

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- -------------------------------------------------------------------------

Donald Smith          200,000   200,000        Nil            Nil

2323 24 Avenue

Calgary Alberta

Canada

Denis St. Andre       133,333   133,333        Nil           Nil

26229 Meadowview

Drive, RR1

Station Main

St. Albert

Alberta, Canada

Robert Talarica        33,334    33,334        Nil           Nil

11206-93 Street

Edmonton Alberta

Canada

Gordon Ward            33,333    33,333        Nil           Nil

8956 156 St.

Suite 111

Edmonton Alberta

Canada

Patricia Ward          33,333    33,333        Nil           Nil

8956 156 St.

Suite 111

Edmonton Alberta

Canada

Janel Winslow          13,333    13,333        Nil           Nil

627 Wotherspoon Close

Edmonton Alberta

Canada

Melanie Whittingham    33,333    33,333        Nil           Nil

16119-110 Avenue

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 14

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- -------------------------------------------------------------------------

Terry Whittinghan      33,333    33,333        Nil           Nil

16119-110 Avenue

Edmonton Alberta

Canada

Jeffrey Wright      33,333      33,333         Nil        Nil

7 Stoneshire Close

Spruce Grove

Alberta Canada

Dennis Zubot          133,333  133,333          Nil         Nil

18927-46 Avenue

Edmonton Alberta

Canada

Jacqueline Zubot      133,333  133,333          Nil         Nil

18927-46 Avenue

Edmonton Alberta

Canada

Family Relationships

Marcella Ward is Derek Ward’s wife; Patricia Ward is his mother; and Gordon Ward is his brother. Additionally, David and Cindy Couch are husband and wife, Jeff and Jennifer Couch are husband and wife, Theodore and Terry Degner are father and son, Bruce and Lisa Melville are husband and wife, Terry and Melanie Whittingham are husband and wife, and Dennis and Jaqueline Zubot are husband and wife.

The numbers in this table assume that none of the selling stockholders sells shares of common stock not covered by this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 9,586,662 shares of common stock outstanding on the date hereof.

PLAN OF DISTRIBUTION

Our common stock was initially sold pursuant to Regulation S. We completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

After we become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, we anticipate an NASD-registered broker-dealer will submit a Form 211 to qualify our shares for trading by means of he OTC Bulletin Board. At such time, we intend to submit information to Mergent or Standard and Poors’ to qualify for State exemptions permitting the resale of our securities in such States that provide a “Manual” exemption.  For other States, if necessary, we will file blue sky registrations in accordance with such States’ blue sky filing requirements.  We estimate the cost of such registration shall be $5,000.

Our share price was determined by the speculative nature of the company and the price investors were willing to pay.

The selling shareholders will offer and sell their shares at $0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The initial offering is based on recent sales at $0.015 per share in May, June, July and November of 2004. Our common stock is presently not traded on any market or securities exchange and there is no assurance that the company’s shares will ever be quoted on any market or exchange.

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering. The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" which is not a market for purposes of selling at the market price and therefore sales on the pink sheets would be at a fixed price or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than

us, convertible into, exchangeable for, or payable in our shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption (Blue Skyed) from the registration or qualification requirement is available and complied with.

Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-

dealer as principal and the broker-dealer is acting as an

underwriter, then Empirical Ventures Inc. will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer acting as an underwriter, whether the offering is on a firm or best efforts basis, if there is an over-allotment option, and disclosure of any commissions or underwriting discounts,  providing all required information on the plan of distribution and revising the disclosure in the prospectus.  In addition, upon engaging a broker-dealer we will also file such agreement s and all other documents required with the Corporate Finance Department of the NASD. Additionally, we would also file as an exhibit to the registration statement any agreements between the company and the broker-dealer.

In making sales, brokers or dealers used by the selling

security holders may arrange for other brokers or dealers to participate.  The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered.  The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder,

and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

We have told the selling security holders that the anti-

manipulative rules under the Securities Exchange Act of 1934,

including Regulation M, may apply to their sales in the market.

With certain exceptions, Regulation M precludes any selling

security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering.  We have provided each of the selling security holders with a copy of these rules.  We have also told the selling security holders of the need for delivery of copies of this

prospectus in connection with any sale of securities that are registered by this prospectus.  All of the foregoing may affect the marketability of our common stock.

We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

Penny Stock Rules

We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act.  If a market for our common stock ever develops, we will remain subject to this rules unless the trading price of our common stock is not less than $5.00 per share. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules,

to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and,

if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition,

broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and the

ages of our directors and executive officers.  Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify.  Officers are appointed by the board of directors and their terms of office are,

except to the extent governed by employment contract, at the direction of the board of directors.  Directors do not currently receive any compensation for their services in acting as directors.

and there are no employment contracts with the directors and at this time.

                                                            Director

Name                  Age      Position                      Since

- --------------------------------------------------------------------

Derek Ward            39      Chief Executive Officer,         2004

                              President, Secretary,

                              Treasurer, Director

                              and Principal Accounting Officer

Biographical Information

Derek Ward, Has Acted as our President, Secretary, Treasurer and a Director since the Company’s inception (April 14, 2004). From 1997 to present Mr. Ward has been employed as a sales manager for Can-Cell industries. Can-Cell Industries is a manufacturer, importer, and distributor, specializing in building materials and builders hardware products.

Mr. Wards duties include: training employees, development of marketing plans and the setup and implementation of sales seminars. Also, Mr. Ward manages the development of new clients for all 10 branches of Can-Cell though out Western Canada.

Mr Ward does not devote his full time and attention to our affairs.

It is estimated that Mr. Ward devotes approximately 25% of his time or 10 hours per week based on a forty hour work week to our business. This amount of time will likely increase as development moves forward.

Family Relationships

There are no family relationships between our director or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this

prospectus, by:

(i) each stockholder known by us to be  the  beneficial

owner of five (5%) percent or more of our outstanding common stock;

(ii) our executive officer and director;

(iii) our executive officer and director as a group.

As at the date hereof, there were shares of our common stock issued and outstanding.

         Name and Address     Amount and Nature of      Percent

         Beneficial Owner     Beneficial Owner          of Class

         Derek Ward           5,000,000                  51.62%          President, Secretary

         Treasurer, Chief

         Executive

         Officer and Director

         Marcella Ward          66,666                    0.68%

         51 Heritage Drive

         St. Albert

         Alberta, Canada

         Marion Ellis           666,666                   6.82%

         PO Box 1026

         St. Paul Alberta

         Canada

         Gerald Johnson         600,000                   6.19%

         1875-104 Street

         Edmonton Alberta

         Canada

         as a group

         ( 2 People )            5,066,666              52.30%

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 2775 Fir Street Suite 3E Vancouver BC,

Canada V6J 3C2

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.

(3) Marcella Ward is Derek Ward’s wife and they are considered the beneficial owners of each others shares.

Change of Control

There are currently no arrangements known to us, which will or in the future could, result in a change of control.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law.  Our authorized capital stock consists of 60,000,000 shares consisting of two classes of stock as follows:

Common Stock

Our articles of incorporation authorize the issuance of

50,000,000 shares of common stock, par value $0.001.  Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs.  In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to

stockholders after distribution is made to the preferred

stockholders, if any, who are given preferred rights upon

liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

As of the date of this prospectus, there were 9,586,662 shares of our common stock issued and outstanding, held by forty

(40) stockholders of record.

Preferred Stock

Our articles of incorporation authorize the issuance of

10,000,000 shares of preferred stock, par value $0.001.  Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any,

for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

 INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having

prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis,

or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee,

director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has

provided an opinion on the legality of the issuance of the

securities being offered herein.

The financial statements for the year ended June 30, 2006 included in this prospectus and registration statement have been audited by Jewett, Schwartz and Associates Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Nevada, USA on April 14, 2004 and are based in Vancouver, British Columbia, Canada. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We are in the early developmental stage.

On October 3, 2006 we commenced the start of our software upgrades and that process is ongoing. On October 16, 2006 we commenced construction of our marketing website and it was posted online in May 2007. We estimate that, pending funding , this development work will take approximately 60-90 days for the initial upgrades to our software. This development work is currently being funded from a loan through our President. Further financing is required for the further development, marketing and distribution of the product. The Company is prepared to aggressively develop and market the product. The Company has a specific business plan or purpose or has indicated that its business plan is not to engage in a merger or acquisition with an unidentified company or companies, or other entity for one year.  The Company is registering its shares in order to enter the public market and raise additional capital in order to fulfill its business plan.

Effective May 18, 2004, we entered into an agreement to acquire the source code prior development, designs and pilot implementation of a software program, known as Darrwin, from 3493734 Manitoba Ltd.

The software was originally developed by World Star Holdings of Dryden Ontario, Canada, a company that was owned and operated by Michael Burke. 3493734 Manitoba Ltd. is managed by Larry Cherrett, who is the sole director of 3493734 Manitoba Ltd. and legal counsel for Michael Burke and the Burke family. 3493734 Manitoba Ltd. is owned by the Burke family, who received all the assets of World Star by virtue of monies owed to 3493734 Manitoba Ltd. by World Star through a registered debenture. No additional upgrades occurred after 3493734 Manitoba received the Darrwin Software Program from World Star Holdings and no upgrades occurred prior to entering into the agreement with Empirical Ventures.

Our original purchase price was $5,000.00 and 100,000 common shares of the company’s stock, plus our commitment to spend an additional further $245,000 in development costs and pay a royalty on our net revenues. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates up to $250,000 and thereafter, at the rate of 1%. Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

These development expenditures were calculated and provided by 3493734 Manitoba Ltd along with a supporting budget from Starcom Technologies, who will be performing the development work.

On November 17, 2005 our original purchase agreement was amended to provide for payment of additional sums of $3,000 upon execution of the amended agreement and a further payment of $10,000 in lieu of 100,000 shares of the company’s stock due by March 15, 2006.  This amended agreement was further extended to July 31, 2006, with a final date of September 15, 2006 in which $10,000 must be paid.

To date we have paid the additional sum of $10,000 on August 22, 2006, with the additional developmental expenditures and royalty remaining the same as in the original agreement.

There is no relationship between Empirical Ventures and 3493734 Manitoba Ltd, World Star or Starcom Technologies, other than the contractual relationship set out above. However, there is a relationship among 3493734 Manitoba Ltd, World Star Holdings and Starcom Technologies as Michael Burke is the control person for all of these entities. To date we have not entered into any further agreements regarding the future development of our software and no fixed time frame has been employed by 3493734 Manitoba Ltd as to when the development expenditures will be incurred. In the event that we are unable to complete the additional expenditures we may be subject to the default provision in our contract and thereby losing our business and any development work incurred to date. Alternatively, 3493734 Manitoba Ltd. may also grant extensions at their discretion.  If we should run into cost over runs above the $245,000 in further development expenditures, and depending on cost, we would most likely continue with the development as opposed to abandoning the project. Currently our development work is being funded by our President, Derek Ward, who has loaned the Company $30,000 to date and will continue to fund the Company as long as he is able or until another form of third party funding has been secured. Third party funding is anticipated coming from a private placement, shareholders loan or initial public offering; the success and pricing of any equity offering will be dependent on the completion of this offering and the establishment of a public market for our securities.

DESCRIPTION OF BUSINESS

Business of Issuer

Our plan is to provide as our principal product, the “Darrwin” software Program and to commercialize this software program that provides the ability to make and secure reservations for hotels and various other travel and tourism related services via the internet.  We plan to market our software in the U.S. and Canada.

We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of the tourism and hospitality industries, for which we would sell our program to them. We are currently in the early development stage and are just engaging in business operations and have not begun revenue producing activities. Our current objective is to complete further development of our product including the establishment of a viable commercial Product and to market it.

Current and Planned Development

At the time of our acquisition the program was operational using a Windows 2000 or Windows NT format and capable of a full array of tourism based services including, booking reservations for hotels, motels, and lodges as well as ticketing of local sporting events and activities. Darrwin is also capable of inventory management and a business directory to direct tourists to local businesses.

We acquired the software program designs and original source code, methods and all rights in their entirety for the software program that was developed between 1996 and 2001 from 3493734 Manitoba who in turn received all rights to the software from world Star Holdings as payment for a secured debenture. We did not acquire any hardware and only acquired the existing software code for the existing program as well as any software source code or scripts developed, so that further development and upgrades to the program can be done in a more efficient manner. To date we have identified a party or parties, namely Starcom Technologies of Edmonton Alberta Canada to perform the upgrades to our software program.

Under the terms of our initial agreement, we paid 3493734 Manitoba Ld. $5,000.00 and 100,000 common shares of the company’s stock, this was subsequently amended on November 17, 2005 to reflect the additional sums of $3,000 and a further $10,000 due March 15, 2006 and was further extended to July 31, 2006 with a final date of September 15, 2006 in which $10,000 must be paid. We also have paid an additional sum of $250 for the preparation of the extension and paid the additional sum of $10,000 On August 22, 2006.

Since our acquisition in May 2004, management’s focus has been mainly on organizational activities and the Preliminary design and development of our web site, which commenced construction on October 16, 2006 and was posted online in May 2007 .. Additionally, we have commenced upgrading our software on October 3, 2006 and is still ongoing and will continue researching possible locations for our test site.

Our business plan can be summarized in three principal

categories as outlined below. We estimate the development period required to complete further development and upgrades for our software program would be six months to one year, to provide the following upgrades to the Darrwin software program; migrate all code from Windows 2000 to XP Professional and Longhorn Server;  upgrade billing system; upgrade hotel booking system; upgrade hotel and event conformation system; upgrade airline interconnect; enhance system interface.

It is estimated this cost would be $245,000. At present we have sufficient funds to commence these upgrades and have commenced upgrades to our software program and have engaged consultants and or contractors to proceed with our development plan. Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding.

We are able to proceed with the continued development and upgrades of our software program on a limited basis of approximately to 20 to 30 hours per week of analysis and programming time at a cost of $60 per hour. To date we have received $30,000 in additional funding in the form of loans from our President. It is estimated that, we will need additional funding in the amount of $245,000 in order to fully complete the further development and upgrades of the Darrwin software program.

1. Upgrades to the Darrwin Software Program

On October 3, 2006 we commenced development work to upgrade

the Darrwin software program. To date we accomplished the following tasks in preparation to migrate the existing code to the Windows XP Professional format. To date we have, Separated the original source code which was combined with other software and placed it on CD; Organized and analyzed files and libraries flagging any corrupted files for repair or recovery of data; Recovered or corrected any corrupted files and libraries; Tested boot libraries and executable libraries in preparation for migration to XP Professional.

   We estimate that the migration to Widows XP will be completed by the end of June and additional testing for system stability will carry on through July 2007.

   Additional upgrades include, upgrade billing

   system; upgrade hotel booking system; upgrade hotel and event conformation system; upgrade airline interconnect; enhance system interface. We will explore these additional upgrades upon completion of our upgrade to XP Professional.

2.  Development of Web Site and Test Site

To assist in marketing of our product, our plan includes the development of a Marketing w eb site, which we commenced construction of this component on October 16,2006 and was posted online in May 2007 at a cost of approximately $1,950. Our Marketing web site incorporates information about ourselves and our product. We will continue researching possible locations for a suitable test site for our software program.

Our test site will allow potential customers the ability to tryout the features and usability of our software prior to purchasing.  We have identified the environment and method for developing the software test, and have identified companies or individuals that have the ability to complete such a software test site. We have estimated the cost of our test site to be $5,000, bringing our total cost of website development to $6,950.

We have outsourced the development of our web site development to Marshmallow Moon Publishing of Surrey BC, Canada a firm with expertise in designing web sites and Graphic Design. Presently, we do not have a written agreement with Marshmallow Moon Publishing.

3.  Marketing of the Darrwin software program

Our objective will be to commence marketing upon completion of development of the website and test site. Our marketing strategy is proposed to be directed toward the located in the U.S. or Canada.

We plan to outsource the development of our marketing,

including the development of logos, art and design work for our brochures and web site.  We also expect to outsource our marketing functions for the launch of our software program and ongoing marketing functions for the foreseeable future.

We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on the further development of our product and managing the Company. To date we have not identified a marketing firm to market our product.

Intellectual Property

We currently plan to market our product as the “Empirical Ventures, Darrwin”. Although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark.  We have obtained the right to use the Internet domain name, www.darrwin-travel.com. We do not have and cannot acquire any property rights in an Internet address.

To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret

protection, and confidentially agreements.

Competition

We will potentially compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and

relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. The major competitors in this field are Expedia and Orbitz.  Moreover, proven track records are of paramount consideration in selecting vendors.

We plan to compete through the further development of our integrated,

and easy to use software .  We also plan to aggressively market the software program through successful marketers as well as through our own web site.

While our management has significant business experience, our officer and director lacks experience in operating this type of business and has no formal accounting experience or a background in finance.

As a company, have no proven track record in the online

services industry.  We can provide no assurance that we will be able to successfully market a commercially viable product or compete in this industry.

Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those

companies conducting business over the Internet.  The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Currently, governmental regulations have not materially

restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is

uncertain and may change. New and existing laws may cover issues that include:

     *     Sales and other taxes;

     *     User privacy;

     *     Pricing controls;

     *     Characteristics and quality of products and services;

     *     Consumer protection;

     *     Cross-border commerce;

     *     Libel and defamation;

     *     Copyright, trademark and patent infringement; and

     *     Other claims based on the nature and content of Internet

           materials.

These new laws may impact our ability to develop and market

our Darrwin software system in accordance with our business plan.

We may have to qualify to do business in other jurisdictions.

If we commence our Darrwin software business, we anticipate that our sales and our customers will be in multiple states and provinces and potentially foreign countries.  As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country.

Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

Research and Development Expenditures

We have spent approximately $12,460 on research and development to date, this includes development of our marketing website and ongoing upgrades to our existing software program. Additionally, we have spent $18,000.00 on the acquisition of prior development costs and plan to expend in the next 5 month period the sum of $235,000 on expenses associated with the further development and continuing upgrades of our software program. We expect to raise additional funding through either debt or equity funding and is most likely to be equity funding by way of private placement or initial public offering. Also, Management has agreed to, in absence of additional funding will make or arrange for short term loans to the company.

However, it is doubtful that these short term loans will be adequate to cover the total amount of funds needed to complete our business plan and we have not made any arrangements for a line of credit or other form of debt financing.

Providing we can raise additional funding we expect to continue to develop our software program and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our software program.

Environmental Regulations

We are not aware of any environmental laws that will be

applicable to the operation of our business.

Employees

We currently have no full-time employees and one part-time

employee.  Mr. Derek Ward, our President and Chief Executive Officer

is a part-time employee.  As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

PLAN OF OPERATION

Current Operation Development

In furtherance of our business model:

On May 18, 2004, we acquired the, prior development and

pilot implementation of the Darrwin software program from

3493734 Manitoba Ltd. Corporation, a company managed by Larry Cherrett.

Of Winnipeg Manitoba, Canada.  Since our acquisition of, prior development, pilot and designs, we have continued to progress our development plan focusing on preliminary web design and finding a suitable location to implement a test site. Based on the current usability of the Darrwin software program has confirmed development issues and the opportunity for improving our proposed product. We have commenced upgrading our pilot software on October 3, 2006 to incorporate new designs and to be fully compatible with the Windows XP platform, continued upgrading is currently ongoing. Our objective with this upgrade are to provide better segregation and stability of our customers data to ensure privacy of our users activities; and to improve administration of user identities and system  permissions.  We will test the upgraded pilot to confirm it meets these objectives.

Our plan of operations for the twelve months following the

date of this registration statement is to complete the following objectives within the time period specified, subject to our

obtaining funding for the further development and marketing of our software program. To accomplish our objectives, we will need to undertake significant development work and will accordingly need to hire additional employees, contractors and, engage consultants to enable us to undertake our development work and the marketing of our software product .  Our plan is to hire such

employees and consultants directly. In addition, we plan to

employ or engage directly until such hiring or engagements are completed and staff training is completed.  Progress in development and the hiring of additional staff is conditional upon our

obtaining financing.

     The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed

     below:

1. Registering Trademark

We are currently in the process of commencing the trade marking process in both Canada and the United States. We estimate this to cost approximately $3000.00 and should take approximately 30 to 60 Days for processing and up to two years before receiving our trade mark. Coastal Trade Mark Services of Vancouver BC will be performing this service for the Company. We engaged Coastal Trademark Services for this purpose on February 6, 2007.  To date we have spent a total of $1080 on trade marking services, this included, the name search and trademark application in Canada. We anticipate performing the same functions in the United States during June and July 2007.

We do not have an executed agreement of any sort with Coastal Trademark Services written or verbal as this is not requirement of Coastal Trademark Services.

2. Upgrade of Software

On October 3, 2006 we commenced development work to upgrade

the Darrwin software program. To date we accomplished the following tasks in preparation to migrate the existing code to the windows XP Professional format. To date we have: separated the original source code which was combined with other software and placed it on CD; organized and analyzed files and libraries flagging any corrupted files for repair or recovery of data; recovered or corrected any corrupted files and libraries; tested boot libraries and executable libraries in preparation for migration to XP Professional.

   We estimate that the migration to XP will be completed by the end of

    June 2007, with additional testing to occur in July 2007.

   Additional upgrades include, upgrade Billing system; upgrade hotel booking system; upgrade hotel and event conformation system; upgrade airline interconnect; enhance system interface.  Currently we can continue for approximately three months without additional funding,

   We will explore these additional upgrades upon completion of our upgrade to XP Professional and is contingent upon receipt of additional funding. Without additional funding, would lengthen the time frame needed to complete our business plan.

Starcom Technologies has prepared a development Budget for us as follows:

Migrate all code from Windows 2000 to XP Professional and Longhorn

150 hours, hours spent to date approximately 174 hours                                                                      $52,500

Upgrade Billing System

100 hours                                                                       $35,000

Upgrade Hotel Booking System

200 hours                                                                      $70,000

Upgrade Hotel and Event Conformation System

100 hours                                                                      $35,000

Upgrade Airline Interconnect

100 hours                                                                     $35,000

Enhance System Interface

50 hours                                                                      $17,500

Total Upgrades and New Programming                   $245,000

3.  Complete Development of Web and Test Sites

We commenced development of our M arketing website on October 16, 2006 and was posted online in May 2007 at a cost of approximately $1,950. Our Marketing web site incorporates information about ourselves and our product. We will continue researching possible locations for a suitable test site for our software program.

Our test site will allow potential customers the ability to tryout the features and usability of our software prior to purchasing. We have identified the environment and method for developing the software test, and have identified companies or individuals that have the ability to complete such a software test site.We have estimated the cost of our test site to be $5,000, bringing our total cost of website development to $6,950.

We have outsourced the development of the web site to Marshmallow Moon Publishing of Surrey BC, Canada a firm with expertise in designing web sites and Graphic Design.

4.  Marketing

We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and which we will incorporate into an advertising and marketing

campaign once the development of our test and web

sites are approaching completion. We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm. To date we have not identified such a firm, and anticipate marketing cost to be approximately $50,000.

Employees and Consultants

We currently have no full-time employees and one part-time

employee, Mr. Derek Ward, our President and Chief Executive

Officer.  Our full-time and part-time employees and consulting positions are not expected to exceed 4 persons in the near future, including, a senior programmer/developer and a website designer/developer. We will contract with other consultants for specialized development to the extent required. We estimate these costs to be $60 to $70 dollars per hour for programming and web design with consultants for specialized development costing an estimated $100 to $150 per hour.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Empirical Ventures, Inc. was originally incorporated by Kennedy Kerster and on April 14, 2004 Mr. Kerster resigned as a director and Mr. Derek Ward was appointed to the board of directors. Mr. Kerster is not a shareholder directly or indirectly of the issuer.

We have not begun revenue-producing activities. and have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. We estimate spending in the next 12 Months $15,000 on legal fees, $5,000 on Blue Sky fees, $6,000 on Accounting and $1,000 on transfer agent fees , as these are our estimated costs of this offering. We currently have $16,672 on hand as of June 20, 2007 and are paying for the costs of this offering that is estimated at being $27,008 of which we have spent approximately $24,000 of these costs from our equity funding that was raised from May 2004 through November 2004.and from loans from our President in the amount of $30,000 We currently have enough cash on hand to pay the remaining costs of this offering.

Additionally, as a provision our agreement we are required to spend an additional $245,000 in development expenditures that are to be managed and led by 3493734 Manitoba Ltd. These development expenditures were calculated and provided by 3493734 Manitoba Ltd along with a supporting budget from Starcom Technologies who will be performing the development work. To Date we have not entered into any further agreements regarding the future development of our software and no fixed time frame has been employed by 3493734 Manitoba Ltd as to when the development expenditures will be incurred. In the event that we are unable to complete the additional expenditures we may be subject to the default provision in our contract and thereby losing our business and any development work incurred to date. Alternatively, 3493734 Manitoba Ltd. may also grant extensions at their discretion. If we should run into cost over runs above the 245,000 in further development expenditures,  and depending on cost, we would most likely continue with the development as opposed to abandoning the project. Additional capital has been provided by short term loans from our director in the amount of $30,000. Alternatively, we could seek additional funding from existing shareholders or through the sale of equity or debt securities, or a combination of all avenues of funding.  If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution.

Currently, we are not a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue,

our auditors have included in their report covering our financial statements for the period from incorporation to June 30, 2006 ,

that there is substantial doubt about our ability to continue as a going concern.

For the period from incorporation April 14, 2004 through

March 31, 2007 we incurred a deficit of $68,088. Through March 31, 2007, we funded our operations through the sale of our equity securities. In May and June of 2004 we completed the sale of 3,819,992 shares of common stock for proceeds to us of $57,300.

Additionally, we completed the sale of 766,670 shares subsequent to June 30, 2004, the total proceeds received from this sale was $11,500. Additionally, we sold 200,000 shares in November of 2004 to one individual the proceeds received from this sale was $3,000. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

The funds available to us currently are insufficient to fully carry out our plan of operations and complete our further development of our software program and our web and test sites and, as we will be unable to generate revenues until such time as the development of our sites is completed, we will require additional financing in order to pursue our plan of operations and our business plan.

As at March 31, 2007 we had current assets net of non-related amounts payable of $(14,052) and $16,672  cash on hand as of June 20,2007 which is sufficient to pay the remaining costs of the offering estimated of $27,008, of which we have paid approximately $24,000 to date. Our financial plan requires us to seek additional capital in the private and/or public equity markets.

If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock.

Moreover, we may not be successful in obtaining additional

financing when needed or on terms favorable to our stockholders.

As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

Our current operations are budgeted at approximately $2,500-$3,000

Per month or a total of $30,000 to 36,000 over the next twelve month period, with the majority of these funds are to be used for software programming, in performing upgrades to the Darrwin software product.

However, costs and expenses may vary significantly as development progresses. In the absence of third-party funding, where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly.

We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period. Although management has indicated a willingness to provide additional financing for such limited operations, we have no written

commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms. To date our current development is being funded by our President Derek Ward in the amount of $30,000 to date, and will continue to fund the Company as long as he is able, or is able to secure additional funding by way of Private placement Shareholders loan or Initial public offering.

If we receive no additional funding other than the funds received from our president we will eventually have to cease development until we can secure additional funding in order complete our business plan. It is our objective to carry out our plan and successfully market our product. Based on our above mentioned budget, we will be able to operate our business, which will allow us to seek proper funding. If we are unable to obtain additional funding to conduct our development program, it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

We anticipate incurring continuing operating losses for the

foreseeable future.  We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our future development program and anticipate any revenues earned

Will assist in offsetting the costs of this future development, but it is not likely cover these costs. Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

(a) our ability to develop a commercially marketable software program with the features and functionality sought by our potential customers;

(b) our ability to successfully market our software program to potential customers;

(c) our ability to for use of our software program that will enable us to generate revenues that exceed our operating costs; and

(d) the introduction and availability of competing services.

     As a result of the material uncertainties discussed above

     regarding our financial position and our ability to carry out our business plan and market our proposed product, persons who cannot afford a complete loss of their investment should not purchase our securities.

     We believe the above discussion contains a number of

     forward-looking statements.  Our actual results and our actual plan of operations May differ materially from what is stated

     above.  Factors which May cause our actual results or our

     actual plan of operations to vary include, among other things,

     decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

We do not own or lease any real property.  Our principal

executive offices are provided by Mr. Derek Ward, our President and a director. We have no lease arrangements with Mr. Ward at this time and Mr. Ward provides this space at no charge to the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Empirical Ventures, Inc. was originally incorporated by Kennedy Kerster.  On April 14, 2004 Mr. Kerster resigned as a director and Mr. Derek Ward was appointed to the board of directors. Mr. Kerster is not a shareholder directly or indirectly of the issuer. Except as set forth, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

Mr. Derek Ward is considered promoter within the meaning of the federal securities laws. Additionally, Mr. Kerster the original incorporator also meets the definition of promoter under federal securities laws.

At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

Members of our management team are not employed by us on a

full-time basis.  They are involved in other business activities and may, in the future become involved in other businesses.  If a specific business opportunity becomes available, such persons May face a conflict in selecting between our business and their other business interests.

We do not have and do not intend in the future to formulate

a policy for the resolution of such conflicts.  We currently have no agreements with members of our management team.

We have not determined when an employment agreement would be entered into with Derek Ward, our President however we have

determined to review entering into an agreement after a public market for our common shares develops.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate an NASD-member broker-dealer will submit information to allow trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement.

However, we can provide no

assurance that our shares will be traded on the bulletin board or,

if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had (40) registered stockholders.

Rule 144 Shares A total of 5,066,666 shares of our common stock was available for resale to the public after May 7 , 2005

in accordance with the volume and trading limitations of

Rule 144 of the Act. In general, under Rule 144 as

currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of our common stock then

outstanding which, in our case, will equal approximately 146,500 shares as of the date of this prospectus; or

2.  the average weekly trading volume of our common stock

during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale

provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our

affiliates hold 5,066,666 shares that may be sold pursuant to Rule

144 after May 7, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling

stockholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends, and we do not plan to

declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all

compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our

Chief Executive Officer in the fiscal year ended June 30, 2006;

and (b) each of our executive officers who earned more than

$100,000 during the fiscal year ended June 30, 2006:

                                        Other   Securities

                                        Annual  Underlying    All

Name and           Fiscal               Compen- Options/LTIP  Other

Principal Position Year   Salary Bonus  sation  SARs (#)      Payouts Compensation

Derek Ward          2004     -     -      -        -             -

President, CEO      2005     -     -      -        -             -

Secretary           2006     -     -      -        -             -

Treasurer

Option Grants in Last Fiscal Year

We did not grant any stock options to the executive officers during our most recent fiscal year ended .  We have

also not granted any stock options to our executive officer.

Compensation of Directors

There are no standard arrangements pursuant to which directors are compensated for any services provided as director.  No

additional amounts are payable to directors for committee

participation or special assignments performed for and on our behalf.

Employment Contracts and Termination of Employment

and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or

arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

AVAILABLE INFORMATION

Availability of Additional Information

We have filed a registration statement on form SB-2 under the

Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that

registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

The registration statement, including all exhibits, May be

inspected without charge at the SEC's Public Reference Room at 450

Fifth Street, N.W. Washington, D.C. 20549.  Copies of these

materials May also be obtained from the SEC's Public Reference at

450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees.  You May obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-

SEC-0330.

The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering Analysis

and Retrieval system.   Following the effective date of the

registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.

We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

This registration statement and other filings made by us with the

SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.

REPORTS TO SECURITY HOLDERS

We will voluntarily send a report annually to stockholders

including our annual audited financial statements.

40

FINANCIAL STATEMENTS

 EMPIRICAL VENTURES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period of April 14, 2004 (inception) through June 30, 2005, and the period of April 14, 2004 (inception) through June 30, 2006.

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Empirical Ventures, Inc.

     We have audited the accompanying balance sheet of Empirical Ventures, Inc. (a Development Stage Company) as of June 30, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2006, the period from April 14, 2004 (inception) through June 30, 2005, and the period of April 14, 2004 (inception) through June 30, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empirical Ventures, Inc. as of June 30, 2006, and the results of its operations and its cash flows for the year ended June 30, 2006, the period from April 14, 2004 (inception) through June 30, 2005, and the period of April 14, 2004 (inception) through June 30, 2006 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

November 7, 2006

EMPIRICAL VENTURES, INC.
(A Development Stage Company)

BALANCE SHEETS

June30,
2006

ASSETS

Current Assets
Cash	$ 29,362

Total Current Assets	29,362

Total Assets	$ 29,362

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Assets
Accrued expenses	$ 14,150
Technology purchase agreement payable	10,000

Total Current Liabilities	24,150

Stockholders' Equity
Common stock, $.001 par value 50,000,000 shares authorized
9,586,662 shares issued and outstanding	9,587
Additional paid-in capital	63,713
Deficit accumulated during the development stage	(68,088)

Total Stockholders' Equity	5,212

Total Liabilites and Stockholders' Equity	$ 29,362

EMPIRICAL VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Year	For the Year	For the Period	For the Period
	Ended	Ended	from April 14,	from April 14,
	June 30, 2006	June 30, 2005	2004 (inception)	2004 (inception)
			to June 30, 2005	to June 30, 2006

REVENUES	$ -	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	19,302	33,676	42,286	61,588
Impairment of intangible asset	-	6,500	6,500	6,500

Total operating expenses	19,302	40,176	48,786	68,088

Net loss before provision for income taxes	(19,302)	(40,176)	(48,786)	(68,088)

Provision for income taxes	-	-	-	-

Net loss	(19,302)	(40,176)	(48,786)	(68,088)

Weighted average common shares outstanding -
Basic and diluted	9,586,662	9,586,662	9,586,662	9,586,662

Net loss per share – basic and diluted	$ (0.00)	$ (0.00)	$ (0.01)	$ (0.01)

EMPIRICAL VENTURES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
	50,000,000 shares authorized		Additional		Total
	Shares	Par Value	Paid-in	Accumulated	Shareholders'
	Issued	$.001 per share	Capital	Deficit	Equity

BALANCE, APRIL 14, 2004 (INCEPTION)	-	$ -	$ -	$ -	$ -
Founders shares issued at par value	5,000,000	5,000	-	-	5,000
Common shares issued at $0.015 per share	3,820,000	3,820	53,480	-	57,300
Common shares issued at $0.015 per share	100,000	100	1,400	-	1,500
Net loss	-	-	-	(8,610)	(8,610)

BALANCE, JUNE 30, 2004	8,920,000	$ 8,920	$ 54,880	$ (8,610)	$ 55,190
Cancellation of common shares issued at $.015 per share	(100,000)	(100)	(1,400)	-	(1,500)
Common shares issued at $.015 per share	766,662	767	10,233	-	11,000
Net loss	-	-	-	(40,176)	(40,176)

BALANCE, JUNE 30, 2005	9,586,662	$ 9,587	$ 63,713	$ (48,786)	$ 24,514
Net loss	-	-	-	(19,302)	(19,302)

BALANCE, JUNE 30, 2006	9,586,662	$ 9,587	$ 63,713	$ (68,088)	$ 5,212

EMPIRICAL VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Twelve Months	Twelve Months	For the Period	For the Period
	Ended	Ended	from April 14,	from April 14,
	June 30, 2006	June 30, 2005	2004 (inception)	2004 (inception)
			to June 30, 2005	to June 30, 2006
Cash Flows From Operating Activities
Net loss	$ (19,302)	(40,176)	(48,786)	(68,088)
Impairment of intangible asset		6,500	6,500	6,500
Changes in current assets and current liabilities:			-	-
Accounts payable and accrued expenses	4,150	(3,535)	10,000	14,150
Technology purchase payable	(3,000)	13,000	13,000	10,000

Net Cash Provided by (Used In) Operating Activities	(18,152)	(24,211)	(19,286)	(37,438)

Cash Flows From Investing Activities
Payment for technology rights	-		(5,000)	(5,000)

Net Cash Used In Investing Activities	-	-	(5,000)	(5,000)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock		9,500	71,800	71,800

Net Cash Provided By Financing Activities	-	9,500	71,800	71,800

Increase (Decrease) in Cash and Cash Equivalents	(18,152)	(14,711)	47,514	29,362

Cash and Cash Equivalents, Beginning of Period	47,514	62,225	-	-

Cash and Cash Equivalents, End of Period	$ 29,362	$ 47,514	$ 47,514	$ 29,362

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -	$ -

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period April 14, 2004 (inception)

through June 30, 2005, and the period of April 14, 2004 (inception) through June 30, 2006

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $19,302 for the year ended June 30, 2006; a net loss of $48,786 for the period April 14, 2004 (inception) to June 30, 2005; and a net loss of $68,088 for the period from April 14, 2004 (inception) to June 30, 2006. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online tourism and travel service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Financial Accounting Standards Board (FASB) No. 7.

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period April 14, 2004 (inception)

through June 30, 2005, and the period of April 14, 2004 (inception) through June 30, 2006

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period April 14, 2004 (inception)

through June 30, 2005, and the period of April 14, 2004 (inception) through June 30,2006

Loss Per Share

The Company computed basic and diluted loss per share amounts for June 30, 2006 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.  During the period of April 14, 2004 (inception) through June 30, 2004, the Company purchased rights to technology in the amount of $6,500.   The Company subsequently assessed the carrying value of these rights and determined that they were unrecoverable.  The entire $6,500 was written of as an impairment of long-term asset in 2005.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period April 14, 2004 (inception)

            through June 30, 2005, and the period of April 14, 2004 (inception) through June 30,2006

Recent Accounting Pronouncements

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective for the Company as of January 1, 2006.  Based on zero shares and awards outstanding as of June 30, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2006.

 In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods including assumptions such as expected volatility and expected term, the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees.  The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period April 14, 2004 (inception)

            through June 30, 2005, and the period of April 14, 2004 (inception) through June 30,2006

Nonmonetary Exchange

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143  (FIN No. 47).  FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event.  FIN No. 47 is effective no later than December 31, 2005.  FIN No. 47 did not impact the Company for the year ended June 30, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No.  154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3  (SFAS No.154).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period April 14, 2004 (inception)

             through June 30, 2005, and the period of April 14, 2004 (inception) through June 30,2006

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company granted the vendor a 2% royalty on net sales of any product that used any portion of the technology.  The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 was paid upon execution of the agreement, and a non-refundable sum of $10,000 due during April 2006 and was subsequently amended to extend the payment period to July31, 2006 but no later than September 15, 2006 As of June 30, 2006, the balance of $10,000 has been accrued.

NOTE 5 - RELATED PARTY TRANSACTIONS

There were no related party transactions during this period

NOTE 6 – STOCKHOLDERS’ EQUITY

On May 7, 2004 the Company issued 5,000,000 of its common shares to its founder for cash of $5,000.

On June 30, 2004, the Company issued 3,820,000 of its common shares for cash of $57,300.

On June 30, 2004, the Company issued 100,000 of its common stock in conjunction with a Technology Purchase Agreement.  Per the agreement, these shares were issued at $.015.  In accordance with an amendment to the original agreement, these shares were subsequently cancelled during the year ended June 30, 2005.

On July 23, 2004, the Company issued 766,662 of its common shares for cash of $11,000.

NOTE 7- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense

items reported for financial accounting and tax purposes in different periods.   A deferred

tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended June 30, 2005 or April 14, 2004 (inception) through June 30, 2006.

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2006, the period April 14, 2004 (inception)

            through June 30, 2005, and the period of April 14, 2004 (inception) through June 30, 2006

There was no income tax expense for the period ended June 30, 2005 and April 14, 2004 (inception) through June 30, 2004 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the years ended June 30, 2005 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

	2006	April 14, 2004 (inception) Through June 30, 2005	April 14, 2004 (inception) Through June 30, 2006
Computed “expected” tax benefit	$ (6,172)	$ (13,660)	$ (22,759)
Less: valuation allowance	6,172	13,660	22,759
	$ -	$ -	$ -

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30, 2006 are as follows:

Deferred tax assets:	2006
Current deferred tax assets	$-
Net operating loss carryforward	22,752
Total gross deferred tax assets	22,752
Less valuation allowance	(22,752)
Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $68,088 available to offset future taxable income through 2020.

     EMPIRICAL VENTURES, INC.

       (A Development Stage Company)

                                                       FINANCIAL STATEMENTS

                                                  March 31, 2007

                                                       TABLE OF CONTENTS

Page
Balance Sheets	F-14
Statements of Operations	F-15
Statements of Cash Flows	F-16
Notes to Financial Statements……………………………………………………	17-20

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED BALANCE SHEETS
(Stated in US Dollars)
(Unaudited)

	March 31,	June 30,
	2007	2006

ASSETS

Current Assets
Cash	$16,679	$29,362
Technology rights	-	-

Total Current Assets	16,679	29,362

Total assets	$16,679	$29,362

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$731	$14,150
Technology purchase agreement payable	-	10,000
Related party loan payable- Note 4	30,000	-

Total Current Liabilities	30,731	24,150

Stockholders' Equity (Deficit)
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value 50,000,000 shares authorized
9,586,662 shares issued and outstanding	9,587	9,587
Additional paid-in capital	63,713	63,713
Deficit accumulated during the development stage	(87,352)	(68,088)

Total Stockholders' Equity (Deficit)	(14,052)	5,212

Total Liabilites and Stockholders' Equity	$16,679	$29,362

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended March, 31, 2007 and 2006
and the Period of April 14, 2004 (inception) through March 31, 2007
(Stated in US Dollars)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months	For the Period
	Ended	Ended	Ended	Ended	from April 14,
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006	2004 (inception)
					to March 31, 2007

REVENUES	$ -	$ -	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	10,324	10,145	19,264	24,259	87,352

Total operating expenses	10,324	10,145	19,264	24,259	87,352

Net loss before provision for income taxes	(10,324)	(10,145)	(19,264)	(24,259)	(87,352)

Provision for income taxes	-	-	-	-	-

Net loss	(10,324)	(10,145)	(19,264)	(24,259)	(87,352)

Weighted average common shares outstanding -
Basic and diluted	9,586,662	9,586,662	9,586,662	9,586,662

Net loss per share – basic and diluted	$ -	$ -	$ -	$ -

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Nine Months Ended March 31, 2007 and 2006 and

(Stated in US Dollars)
(Unaudited)

	Nine Months	Nine Months	For the Period
	Ended	Ended	from April 14,
	March 31,2007	March 31,2006	2004 (inception)
			to March 31, 2007

Cash Flows From Operating Activities
Net loss	$ (19,264)	$ (24,259)	$ (87,352)
Impairment of intangible asset	-	-	6,500
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	(13,419)	9,375	(769)
Technology purchase payable	-	-	10,000

Net Cash Used in Operating Activities	(32,683)	(14,884)	(71,621)

Cash Flows From Investing Activities:
Payment for technology rights	(10,000)	(3,000)	(15,000)

Net Cash Used in Investing Activities	(10,000)	(3,000)	(15,000)

Cash Flows From Financing Activities:
Proceeds from related party loan	30,000	-	30,000
Proceeds from the issuance of common stock	-	-	73,300

Net Cash Provided by Financing Activities	30,000	-	103,300

Increase (Decrease) in Cash and Cash Equivalents	(12,683)	(17,884)	16,679

Cash and Cash Equivalents, Beginning of Period	29,362	47,514	-

Cash and Cash Equivalents, End of Period	$16,679	$29,630	$16,679

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$0.00	$0.00
Cash paid for income taxes	$0.00	$0.00

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended March 31, 2007 and 2006

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Interim Reporting

While the information presented in the accompanying interim three and nine months financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America.  These interim financial statements follow the same accounting policies and methods of their application as the June 30, 2006 audited annual financial statements of Empirical Ventures, Inc.  All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s audited June 30, 2006 annual financial statements.

Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that can be expected for the year ended June 30, 2007.

NOTE 2-SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 in the first quarter of fiscal year

F17

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended March 31, 2007 and 2006

NOTE 2-SIGNIFICANT ACCOUNTING POLICIES(Continued)

2007 and does not expect it to have a material impact on its consolidated results of operations and financial condition.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its consolidated results of operations and financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated results of operations and financial condition and is not currently in a position to determine such effects, if any.

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s consolidated financial statements.

F18

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended March 31, 2007 and 2006

NOTE 2-SIGNIFICANT ACCOUNTING POLICIES(Continued)

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for reporting periods beginning after December 15, 2005 and was adopted by the Company in the first quarter of fiscal year 2007. The Company’s adoption of FAS 13-1 will not materially affect its consolidated results of operations and financial position.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal year 2007. The Company does not expect the adoption of SAB 108 to have a material impact on its consolidated results of operations and financial condition

FSP FAS 123(R)-5 was issued on October 10, 2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  The Company does not expect the adoption of FSP FAS 123(R)-5 to have a material impact on its consolidated results of operations and financial condition

F19

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended March 31, 2007 and 2006

NOTE 2-SIGNIFICANT ACCOUNTING POLICIES(Continued)

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 allows companies to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 will become effective for the Company beginning in fiscal 2009. The Company is currently evaluating what effects the adoption of SFAS No. 159 will have on the Company’s future results of operations and financial condition.

NOTE 3 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 18, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.   The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 paid during September 2006.  As of March 31, 2007, there is no balance due.

NOTE 4- RELATED PARTY LOAN PAYABLE

In October 2006 and January 2007 the Company’s president loaned the Company

$30,000. The terms of Mr. Ward’s loan to the Company, is the amount is due and payable upon receipt of additional funding and 0% interest will be applied.

F20

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on April 14, 2004 there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. Additionally, the report prepared by Amisano Hanson did not contain an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Amisano Hanson’s report also contained the following disclosure regarding the company’s ability to continue as a going concern. “The Company is in the Development stage and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Effective January 3, 2006 We changed our auditors from Amisano Hanson Chartered Accountants Of Vancouver BC Canada, to Jewett Schwartz And Associates Certified Public Accountants of Hollywood Florida USA Other than previously mentioned, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated costs of this offering are as follows:

         Securities and Exchange Commission

         registration fee                          8.34

         Federal Taxes                           NIL

         State Taxes and Fees                    NIL

         Transfer Agent Fees                    1,000.00

         Accounting fees and expenses           6,000.00

         Legal fees and expenses               15,000.00

         Blue sky Fees                          5,000.00

         Miscellaneous                           NIL

                                              _________

         Total                               $27,008.34

All amounts are estimates other than the Commission's

registration fee. As at March 31, 2007 approximately $$24,000 of these expenses had been incurred and are reflected in the operating loss for the period then ended.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling

stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of common stock on May 7, 2004

to Mr. Derek Ward, at a price of $0.001 for proceeds of $5,000

We completed an offering of shares of our common stock at a price of $0.015 per share to a total of 30 purchasers on June 30, 2004.  The total amount received from this offering was $57,300. Additionally, we completed a an offering subsequent to June  30, 2004 Which completed on July 23 , 2004 at a price of $0.015 to 8 Individuals the total amount received from this subsequent offering was $11,500 . Additionally, we received a subscription from Sherylynn Perez-Parada on November 10, 2004 for 200,000 shares at a price of $0.015 per share the amount received was $3,000.

By agreement dated May 18, 2004, 100,000 of the company’s common shares were issued to 3493734 Manitoba Ltd. as part of the acquisition of the Darrwin software program and were subsequently cancelled as a result of an amended agreement November 17, 2005 ( See Exhibit 10.1)

We completed the offering pursuant to Rule 903 of

Regulation S (i.e., Category 3) of the Securities Act. Each

purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.

Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things,  precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

We did not utilize an underwriter for any of the foregoing.

Other than the securities mentioned or referenced above, we have not issued or sold any securities since.

                               EXHIBITS

Number      Description of exhibit

3.1         Articles of Incorporation *

3.2         Bylaws*

4.1         Regulation "S" Securities Subscription Agreement *

1.1

Opinion of Joseph I Emas, Attorney at Law, with consent to

            use

0.1

Amended Technology Purchase Agreement November 17, 2005

            with 3493734 Manitoba Ltd. and further amended May 31,2006

0.2

Amending Agreement May 31, 2006*

16.         Letter from Amisano Hanson Chartered Accountants

23.1        Consent of Jewett, Schwartz and Associates Certified Public

            Accountants

23.2        Consent of Joseph I Emas Attorney at Law (See Exhibit 5.1)

* Previously filed on form SB-2A

II-UNDERTAKINGS

       The small business issuer will:

         (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;  and

                  (iii) Include any additional or changed material information to the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer;

    iii. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         (5) For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

In accordance with the requirements of the Securities Act of

1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-

2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,

on June 22, 2007.

Empirical Ventures, Inc.

(Registrant)

By:/s/Derek Ward

      Derek Ward

      President, Principal Executive, Financial

      And Accounting Officer

In accordance with the requirements of the Securities Act of

1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

  Signature                 Title            Date: June 22, 2007

- ---------------------------------------------------------------------

/s/Derek Ward   President, Chief Executive         June 22, 2007

                Officer, Secretary, Treasurer

                and Director(Principal Executive,

                Financial and Accounting Officer)